AMENDMENT NO. 2 TO CREDIT AGREEMENT
     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (the “Amendment”) is dated as of July 27, 2005, by and between SS&C TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America (the “Lender”).
     This Amendment amends that certain Credit Agreement, dated as of April 13, 2005, between the Borrower and Lender, as amended by Amendment No. 1 to Credit Agreement dated as of May 27, 2005 (the “Credit Agreement”). Capitalized terms used herein without definition are used with the meanings given them in the Credit Agreement.
     WHEREAS, Borrower has informed Lender that it will enter into certain agreements involving The Carlyle Group which will result in a “Change of Control” of the Borrower (the “Restructuring Agreements”).
     WHEREAS, Borrower has requested that Lender consent to its entering into the Restructuring Agreements and waive any Event of Default that would result from its entering into the Restructuring Agreements.
     WHEREAS, it is the agreement of Borrower and Lender that simultaneously with, and as a part of the consummation of the transactions contemplated by the Restructuring Agreements, Borrower will terminate the Commitment and refinance all Obligations outstanding under the Credit Agreement with replacement debt financing, which will include Lender (or an affiliate of Lender) as a participant in all components of the replacement debt financing.
     WHEREAS, Borrower desires to amend the Credit Agreement to extend the date for mandatory reduction of the Lender’s Commitment to extend Committed Loans to Borrower from $75,000,000 to $50,000,000 from August 31, 2005, to January 31, 2006.
     WHEREAS, the Lender has agreed to such waiver and consent and such amendment on the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereby consent and agree as follows:
     1. Amendments. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Reduction Date” in its entirety and inserting the following in its place:
     “Reduction Date” means January 31, 2006.
     2. Consent and Waiver. Lender hereby consents to Borrower entering into the Restructuring Agreements and waives any Event of Default that would exist under the Credit Agreement by reason of Borrower entering into the Restructuring Agreements. In the event the transactions contemplated by the Restructuring Agreements are consummated and Borrower does not simultaneously repay all Obligations owing to Lender and terminate the Commitment, Lender reserves all rights under the Credit Agreement to declare an Event of Default at such time and exercise any remedies provided under the Credit Agreement.
     3. Representations and Warranties. All representations, warranties and covenants contained in, and schedules and exhibits attached to the Credit Agreement are true and correct on and as of the date hereof, are incorporated herein by reference and are hereby remade.
     4. Expenses. The Borrower shall pay all costs and expenses of Lender, including reasonable attorneys’ fees incurred in connection with this Amendment.
     5. Binding Effect. This Amendment is binding upon the successors and assigns of the parties.
     6. Effectiveness. As a condition precedent to the effectiveness of this Agreement, the Borrower shall deliver to the Lender an original, a telecopy or a .pdf file attachment of this Amendment executed by the Borrower.
     7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
     8. No Other Changes. Except as expressly provided in this Amendment, the Credit Agreement shall remain in full force and effect. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut (without regard to its conflict of law rules).
     9. Reaffirmation of Guaranty. By its execution and delivery of this Amendment in the space provided below, OMR SYSTEMS CORPORATION, a New Jersey corporation, (the “Guarantor”), hereby acknowledges the amendments to the Credit Agreement set forth in this Amendment and reaffirms its obligations under that certain Joint and Several Continuing Guaranty Agreement, dated as of April 13, 2005 by Guarantors in favor of Lender.
     10. Additional Guarantor. Borrower agrees to cause FINANCIAL MODELS COMPANY LTD., a subsidiary of Borrower, to become a Guarantor by executing and delivering to Lender (i) a Joinder Agreement and (ii) delivering those other items required by Section 4.1(a)(iii) and (iv) of the Credit Agreement, in each case not later than August 12, 2005.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

SS&C TECHNOLOGIES, INC.

		By:	/s/ William C. Stone

Name: William C. Stone
Title: Chairman and CEO

BANK OF AMERICA, N.A.

		By:	/s/ Timothy B. Curtin

Name: Timothy B. Curtin
Title: Senior Vice President
ACKNOWLEDGED AND AGREED (as to Section 9 above)

OMR SYSTEMS CORPORATION

By:	/s/ Normand A. Boulanger

Name: Normand A. Boulanger
Title: President and COO

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